UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 5, 2020, Century Casinos, Inc. (the “Company”) issued a press release announcing that the Company’s subsidiary Century Resorts Alberta, Inc. (“CRA”) has entered into a definitive agreement to sell the casino operations of Century Casino Calgary (“Calgary”) to 2267166 Alberta Ltd. (the “Buyer”) for CAD 10.0 million ($7.5 million based on the exchange rate on July 31, 2020) plus a three year quarterly earn out as specified in the agreement. CRA will continue to operate Century Sports (sports bar, bowling and entertainment) and to own the real estate. The agreement contemplates that CRA will enter into a lease agreement with the Buyer for the Calgary premises. The lease will have an annual net rent of approximately CAD 480,000 ($358,102 based on the exchange rate on July 31, 2020) and a term of three years. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report and Exhibit 99.1 attached hereto (i) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and (ii) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication (including Exhibit 99.1) may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction, as well as the Company’s plans, objectives, expectations, intentions, and other statements relating to cash flow and operating results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the sale of Calgary; the possibility that the transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s Current Report on Form 8-K filed on May 8, 2020, and in subsequent periodic and current SEC filings the Company may make. The Company disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Century Casinos, Inc. Press Release dated August 5, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: August 5, 2020

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer